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                                                                     EXHIBIT 2.2


                AGREEMENT REGARDING DISSOLUTION OF PARTNERSHIPS


         This Agreement Regarding Dissolution of Partnerships (this "AGREEMENT") dated August 30, 1996, by and between SOUTHERN MINERAL CORPORATION, a Nevada corporation ("SMC") and DIASU OIL & GAS CO., INC., a Texas corporation ("DIASU").

                              W I T N E S S E T H:

         WHEREAS, SMC and Diasu are the sole partners of the SMC/Diasu Partnership (the "SMC/DIASU PARTNERSHIP"), a Texas general partnership, which was formed and is governed under the terms and provisions of that certain SMC/Diasu Partnership Agreement (the "PARTNERSHIP AGREEMENT") dated January 5, 1996, by and between SMC and Diasu; and

         WHEREAS, SMC, acting for itself and as nominee for Diasu in accordance with the terms of the SMC/Diasu Partnership Agreement, entered into that certain Agreement of Limited Partnership with Torch Energy Finance Fund Limited Partnership I ("TORCH") also dated January 5, 1996, whereby SMC Development, L.P., a Texas limited partnership (the "SMC/TORCH PARTNERSHIP"), was created with SMC being the sole general partner and Torch being the sole limited partner; and

         WHEREAS, pursuant to that certain Purchase and Sale Agreement dated January 5, 1996, the SMC/Torch Partnership acquired from Diasu various oil and gas properties, more particularly described therein; and

         WHEREAS, pursuant to the terms of the certain Purchase and Sale Agreement (the "TORCH AGREEMENT") dated of even dated herewith, SMC has acquired the limited partnership interest of Torch in and to the SMC/Torch Partnership; and

         WHEREAS, SMC and Diasu desire that the SMC/Torch Partnership and the SMC/Diasu Partnership be wound up and dissolved and that all of the assets of the SMC/Diasu Partnership and the SMC/Diasu Partnership be distributed in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of SMC having advanced and paid the sum of THREE MILLION DOLLARS ($3,000,000) to purchase the limited partnership interest of Torch in the SMC/Torch Partnership, the premises contained herein, the considerations enumerated herein and the respective representations, warranties and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:




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                                   ARTICLE 1
                            AGREEMENT OF DISSOLUTION

         1.1 Agreement of Dissolution. SMC and Diasu agree that the SMC/Torch Partnership and the SMC/Diasu Partnership are hereby dissolved. SMC will cause the appropriate documents to be filed with the Texas Secretary of State evidencing the dissolution of the SMC/Torch Partnership.

         1.2 Wind-Up and Allocation of Liabilities. SMC and Diasu agree that the business of the SMC/Torch Partnership and the SMC/Diasu Partnership shall be wound up as soon as possible. Any outstanding debts and obligations of such partnerships, including but not limited to those relating to the Oil and Gas Properties (as defined below), shall be paid by 7% by Diasu and 93% by SMC.

         1.3 Distribution of Oil and Gas Properties. SMC and Diasu agree that assets of the SMC/Torch Partnership and the SMC/Diasu Partnership shall be distributed to SMC and Diasu as follows:

                 1.3.1 To Diasu, there shall be distributed, simultaneously with the execution of this Agreement pursuant to the Conveyance, the undivided interests in and to the Oil and Gas Properties prescribed to be assigned to Diasu pursuant to the Conveyance (the "DIASU OIL AND GAS PROPERTIES"). As used herein, the term "CONVEYANCE" shall mean a conveyance in the form attached hereto as ANNEX 1 fully executed and acknowledged with all blanks appropriately completed. Notwithstanding the foregoing, the Conveyance may be comprised of various counterparts to facilitate ease of execution and recordation. As used herein, the term "OIL AND GAS PROPERTIES" shall mean those oil and gas leases and wells more particularly described in EXHIBIT A to the form of Conveyance which is attached; and

                 1.3.2 To SMC, there shall be distributed, simultaneously with the execution of this Agreement pursuant to the Conveyance, the undivided interests in and to the Oil and Gas Properties prescribed to be assigned to SMC pursuant to the Conveyance (the "SMC OIL AND GAS PROPERTIES").

         1.4 Distribution of Other Assets. In the event that the SMC/Torch Partnership or the SMC/Diasu Partnership own any assets other than the Oil and Gas Properties, SMC shall cause the applicable partnership to distribute such assets in the proportions of 93% to SMC and 7% to Diasu.

         1.5 Consents to Assign. In the event that any consents of any oil and gas lessors or sublessors or any other persons (including governmental authorities) are required to be obtained prior to the distribution of any of the Oil and Gas Properties by the SMC/Torch Partnership to SMC and Diasu and such consents have not yet been obtained, the Conveyance shall not be effective with respect to such properties and counterparts of the Conveyance describing such properties shall not be placed of record, until the applicable consents have been obtained. In the event that consents are





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not obtained within 30 days of the date hereof, representatives of Diasu and
SMC shall meet to determine what course of action to pursue with respect to the applicable properties.

         1.6 Subsequent Operations of Oil and Gas Properties. From and after the effective time of the Conveyance, the relationship of the parties in respect to the Oil and Gas Properties shall be that of tenants-in-common and operations thereon shall be governed by the terms and conditions of the Conveyance and the various operating agreements presently governing such properties, including but not limited to those operating agreements listed on ANNEX 2. In the event that any of the Oil and Gas Properties are not presently covered by an operating agreement, the relationship of Diasu and SMC shall be that of tenants-in-common and subject to the terms of any operating agreement which such parties may execute and enter into subsequently. Notwithstanding any provisions of any of the operating agreements presently in existence or hereinafter executed by the parties with respect to the Oil and Gas Properties, Diasu agrees that, if Diasu is the operator under any such agreement, it will, upon 30 days written notice from SMC, resign as operator and vote its interest for SMC's designee as successor operator.

         1.7 Effect on Other Agreements of the Parties. The parties agree that this Agreement shall have no effect with respect to their relationship, rights and obligations arising under that certain Option Agreement dated January 5, 1996, by and between Diasu and SMC, which agreement shall remain in force and effect, except that the exercisability of the Second Warrant (as defined in such Option Agreement) shall be accelerated to even date herewith pursuant to the terms of that certain First Amendment to Option Agreement which has been executed of even date herewith such that such Second Warrant is 100% vested and exercisable during the remainder of its term.

                                   ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF SMC

         SMC hereby represents and warrants to Diasu that as of the date hereof:

         2.1 Organization and Good Standing. SMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to execute and enter into this Agreement and to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by SMC, the performance by SMC of all the terms and conditions herein to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of SMC. This Agreement has been duly executed and delivered by SMC and constitutes the valid and binding obligation of SMC, enforceable against SMC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).





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         2.2     No Violations. This Agreement and the execution and delivery hereof by SMC does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not:

                 (i) conflict with or require the consent of any person under the terms of the certificate of incorporation or bylaws of SMC or any material agreement or other written obligation by which SMC is bound or to which any material portion of its assets is subject, or

                 (ii) result in the creation or imposition of any Encumbrance upon the Diasu Oil and Gas Properties. As used herein, the term "ENCUMBRANCE" shall mean any mortgage, lien, security interest, pledge, charge, encumbrance, claim, limitation, preferential right to purchase, consent to assignment, or other burden or defect.

         2.3 No Default. SMC is not in default under any material agreement or other written obligation by which it is bound or to which any material portion of its assets is subject.


                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF DIASU

         Diasu hereby represents and warrants to SMC that as of the date hereof:

         3.1 Organization, Good Standing, Authority and Authorization. Diasu is a corporation duly organized, validly existing and in good standing under the laws of Texas and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all the terms and conditions hereto to be performed by it. The execution and delivery of this Agreement by Diasu, the performance by Diasu of all the terms and conditions herein to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Diasu. This Agreement has been duly executed and delivered by Diasu and constitutes the valid and binding obligation of Diasu, enforceable against Diasu in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.2 No Violations. This Agreement and the execution and delivery hereof by Diasu does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not:

                 (i) conflict with or require the consent of any person under the terms of the certificate of incorporation or bylaws of Diasu or any material agreement by which Diasu is bound or to which any material portion of its assets is subject.





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                 (ii)     result in the creation or imposition of any
         Encumbrance upon the SMC Oil and Gas Properties. As used herein, the term "ENCUMBRANCE" shall mean any mortgage, lien, security interest, pledge, charge, encumbrance, claim, limitation, preferential right to purchase, consent to assignment, or other burden or defect.

         3.3 No Default. Diasu is not in default under any material agreement or other written obligation by which it is bound or to which any material portion of its assets is subject.

                                   ARTICLE 4
                                 MISCELLANEOUS

         4.1 Survival. This Agreement and the representations, warranties and covenants contained herein shall survive consummation of the transactions contemplated hereby.

         4.2 Exclusive Agreement. This Agreement supersedes all prior written or oral agreements between the parties with respect to the transactions contemplated herein, and is intended as a complete and exclusive statement of the terms of the agreement between SMC and Diasu with respect to the transactions contemplated herein.

         4.3 Choice of Law; Choice of Forum; Amendments; Headings. This Agreement shall be governed by the internal laws of the State of Texas, without giving effect to principles of conflicts of laws. This Agreement may not be changed or terminated orally. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "herein," "hereby," "hereto," and "hereof" refer to this Agreement as a whole. The term "include" and derivatives thereof are used in an illustrative sense and not a limitative sense.

         4.4 Assignments and Third Parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No such assignment shall release any party of any of its obligations under this Agreement. Nothing in this Agreement shall entitle any person other than the parties hereto or their respective permitted successors and assigns to any claim, cause of action, remedy or right of any kind.

         4.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any binding determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely possible in an acceptable and legally enforceable manner, to the end that the transactions contemplated hereby may be completed to the extent possible.





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         4.6     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same agreement.

         4.7 Further Assurances. Each party shall, and shall cause its affiliates to, execute, acknowledge and deliver all such further conveyances, transfer orders, division orders, notices, assumptions, releases and acquittances, and such other instruments, and shall take such further actions as may be necessary or appropriate to assure fully to the other party, its successors or assigns, all of the assets intended to be conveyed to such other party by this Agreement and the Conveyance.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                     SOUTHERN MINERAL CORPORATION


                                     By:_____________________________________
                                     Name:___________________________________
                                     Title:__________________________________

                                     DIASU OIL & GAS CO., INC.


                                     By:_____________________________________
                                     Name:___________________________________
                                     Title:__________________________________





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         The following Annexes are attached to this Agreement Regarding
Dissolution of Partnerships:

         ANNEX 1: containing a form of Assignment, Bill of Sale and Conveyance distributing the subject oil and gas properties of SMC Development, L.P. to Southern Mineral Corporation and Diasu Oil & Gas Co., Inc. in proportion to the agreed percentages. This form of contains the following Exhibits:

                          EXHIBIT A:       containing descriptions of leases
                                           and wells in Lafourche, Terrebone,
                                           Calcasieu and Jefferson Davis
                                           Parishes, Louisiana and Jefferson
                                           Davis and Marion Counties,
                                           Mississippi and Billings County,
                                           North Dakota and Garfield and Love
                                           Counties, Oklahoma and Aransas,
                                           Refugio, Fayette, Ochiltree and
                                           Panola Counties, Texas and Campbell
                                           County, Wyoming; and

                          EXHIBIT B:       containing a description of certain
                                           agreements affecting the subject oil
                                           and gas leases.

         ANNEX 2: containing a list of the Joint Operating Agreements affecting the subject oil and gas leases and wells.





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